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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement on Form S-3 (No. 333-191075), Form S-8 (No. 333-173787), and Post-Effective Amendment on Form S-8 (No. 333-172691) of our reports dated March 10, 2016, relating to (1) the 2015 consolidated financial statements and the retrospective adjustments to the 2014 and 2013 financial statements of Universal American Corp. and subsidiaries (the "Company") (2) the 2015 financial statement schedules of Universal American Corp. and subsidiaries, and (3) the effectiveness of the Company's internal control over financial reporting as of December 31, 2015, appearing in this Annual Report on Form 10-K of Universal American Corp. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP
New York, New York
March 10, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm